Exhibit 99.1

For Immediate Release	For Further Information:

Steven R. Lewis, President & CEO
David L. Mead, Chief Financial Officer
(330) 373-1221 Ext. 2279

FIRST PLACE FINANCIAL CORP. COMPLETES

ACQUISITION OF FRANKLIN BANCORP, INC.

Warren, Ohio – June 1, 2004 – First Place Financial Corp. (Nasdaq: FPFC), has completed its acquisition of Franklin Bancorp, Inc. effective at the close of business on May 28, 2004. Franklin Bancorp and its wholly owned subsidiary, Franklin Bank, are headquartered in Southfield, Michigan, located in southeast Michigan. Franklin Bank is a $540 million bank that operates five full-service offices in Oakland and Wayne counties and two lending centers.

Steven R. Lewis, President and Chief Executive Officer of First Place commented, “This combination accelerates First Place’s migration toward a more diversified community banking franchise as well as its objective to reshape its balance sheet to achieve a better balance between household and commercial concentrations. Also, we are excited about offering enhanced product lines that are available to Franklin’s rapidly growing markets as well as our current customers. Franklin Bank will continue to operate under its well recognized name as we look to expand the franchise in the Metropolitan Detroit area. Our southeast Michigan operations will continue under the leadership of Craig Johnson, who was named President of Franklin Bank in November of 2003.”

Franklin shareholders of record on May 28, 2004 will receive instructions from First Place’s exchange agent, Registrar and Transfer Company, on how to exchange their shares for the merger consideration. Franklin shareholders will be entitled to receive for each share of Franklin common stock either $21.00 in cash, or 1.137 shares of First Place common stock, or any combination thereof, subject to election and allocation procedures that are intended to ensure that, in the aggregate, 50% of the Franklin shares will be exchanged for First Place common stock. Approximately 3,792,000 shares of Franklin common stock were outstanding on May 28, 2004.

About First Place Financial Corp.

First Place Financial Corp. is a $2.2 billion financial services holding company headquartered in Warren, Ohio. First Place Financial Corp. includes First Place Bank, with 22 retail locations and 13 loan production offices; Franklin Bank, with 5 retail locations and 2 lending centers; First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks, LLC and APB Financial Group, Ltd. First Place Financial Corp. is the largest publicly traded thrift holding company headquartered in Ohio.

Additional information about the Company may be found on the Company’s web site: http://www.firstplace.net.

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the Company conducts business, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.